Exhibit 99.1
FOR IMMEDIATE RELEASE

EMCORE Corporation Provides Update on Effect of Thailand Floods:

Primary Contract Manufacturer’s Site Flooded; Significant Impact to December Quarter

Albuquerque, NM, October 24, 2011 – EMCORE Corporation (NASDAQ: EMKR), a leading provider of compound semiconductor-based components and subsystems for the broadband, fiber optic, satellite, and terrestrial solar power markets, announced today that flood waters had infiltrated the offices and manufacturing floorspace of the Company’s primary contract manufacturer at its campus in Thailand. Over the weekend, rising water penetrated the campus’s facility, including the areas used to manufacture the Company’s fiber optic products and submerging some of the Company’s manufacturing and test equipment. All EMCORE employees in the area remain safe.

The Company has not yet been able to make a full assessment of the damage.  The contract manufacturer believes it unlikely that production would recommence at the main facility for the remainder of the December quarter. The Company now expects that the flooding of the Thailand facilities will have significant impact on the company’s operations and its ability to meet customer demand for its fiber optic products in the December quarter.

The Company’s own facilities in China and the U.S. are fully operational and EMCORE has put together a cross-functional team to manage this issue and to work on ramping up capabilities to manufacture some products at our own facilities. The Company’s solar division has not been affected by the floods.

About EMCORE

EMCORE Corporation offers a broad portfolio of compound semiconductor- based products for the broadband, fiber optic, satellite and solar power markets. EMCORE's Fiber Optic segment offers optical components, subsystems and systems for high speed data and telecommunications networks, cable television (CATV) and fiber-to-the-premises (FTTP). EMCORE's Photovoltaic segment provides products for both satellite and terrestrial applications. For satellite applications, EMCORE offers high efficiency Gallium Arsenide (GaAs) solar cells, Covered Interconnect Cells (CICs) and panels. For terrestrial applications, EMCORE is adapting its high-efficiency GaAs solar cells for use in solar concentrator systems. For further information about EMCORE, visit http://www.emcore.com.

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding the ability of the contract manufacturer to resume production, the expected impact of the flooding on the Company’s supply chain and ability to meet customer demand for its fiber optics products. Such forward-looking statements involve risks and uncertainties that, if realized, could materially impair the Company's results of operations, business, and financial condition. These risks and uncertainties include, but are not limited to, (a) uncertainties concerning the extent of damage to our contract manufacturer’s facilities and the Company’s and our contract manufacturer’s equipment; uncertainties about the timeframe for the flood waters receding and the restoration of operations and associated costs with such restoration; the effectiveness of flood prevention efforts at the contract manufacturer's campus; uncertainties concerning the availability and cost of commodity materials and specialized product components that EMCORE does not make internally; actions by competitors; and (b) factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and EMCORE does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact:
Mark Weinswig
Chief Financial Officer
(505) 332-5000
investor@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400
vic@ttcominc.com